Exhibit 107
Calculation of Filing Fee Tables
FORM
F-10
(Form Type)

HYDRO ONE HOLDINGS LIMITED	HYDRO ONE LIMITED
(Exact Name of each
Co-Registrant
as Specified in its Charter)
Table 1: Newl
y
 Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Debt	Debt Securities of Hydro One Holdings Limited	Rule 457(o)	$3,000,000,000 (1)	100%	$3,000,000,000 (1)	$0.00015310	$459,300 (1)

	Other	Guarantee of Hydro One Limited of Debt Securities of Hydro One Holdings Limited	(2)	(2)	(2)	(2)	$0.00015310	(2)
Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$3,000,000,000		$459,300

	Total Fees Previously Paid							$0

	Total Fee Offsets							$373,500

	Net Fee Due							$ 85,800

(1)
Estimated solely for the purpose of ca
lc
ulating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”). There are being registered under this Registration Statement such indeterminate number of debt securities of Hydro One Holdings Limited, which collectively shall have an aggregate principal amount not to exceed US$3,000,000,000, together with the full and unconditional guarantee of Hydro One Limited.

(2)
No separate consideration will be received for the guarantee of Hydro One Limited of the debt securities of Hydro One Holdings Limited, and so, pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantee.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Dat e	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

						Rule 457(p)

Fees Offset Claims	Hydro One Holdings Limited & Hydro One Limited	F-10	333-225519-01	June 8, 2018		$373,500	Debt	Debt	Debt	$3,000,000,000

Fees Offset Sources	Hydro One Holdings Limited & Hydro One Limited	F-10	333-225519-01		June 8, 2018						$373,500

(1)
The
Co-registrants
previously paid a registration fee of US$373,500 in connection with
its registration of US$3,000,000,000 in maximum aggregate offering price of debt securities on its registration statement on Form
F-10
(File
No. 333-225519
-0
1
),
initially filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2018 (the “First Registration Statement”), of which US$363,600 was used towards the fees payable for its regist rat
ion statement on Form
F-10
(File
No. 333-228393),
initially filed with the Commission on November 15, 2018 (the “Second Registration Statement”), pursuant to Rule 457(p) under the Securities Act, of which US$327,300 was used towards the fees payable for its registration statement on Form
F-10
(File
No. 333-251240),
initially filed with the Commission on December 9, 2020 (the “Third Registration Statement”), pursuant to Rule 457(p) under the Securities Act, of which US$3
30,6
00 was used towards the fees payable for its registration statement on Form
F-10
(File
No. 333-268361
-01
)
initially filed with the Commission on November 1
5
, 2022 (the “Fourth Registration Statement”, and together with the Third Registration, the Second Registration Statement and the First Registration Statement, the “Prior Registration Statements”), pursuant to Rule 457(p) under the Securities Act. No securities were offered, sold or issued under the Prior Registration Statements. Pursuant to Rule 457(p) under the Securities Act, the
Co-registrants
are offsetting the entire US$373,500 of the previous registration fee paid under the First Registration Statement against the total registration fee of US$459,300 due herewith. As a result, a US$85,800 registration fee is payable in connection with this Registration Statement. In accordance with the Securities Act, the offering of the unsold securities under the Fourth Registration Statement will be deemed terminated as of the effectiveness of this Registration Statement.

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